Exhibit 10.55

INTERCOMPANY PROMISSORY NOTE

Mission Viejo, CA

October 5, 2018

1.                  Principal and Interest. For value received, as herein provided, Scilex Pharmaceuticals Inc., a Delaware corporation (the “Borrower”), promises to pay to Sorrento Therapeutics, Inc., a Delaware corporation (the “Lender”), in accordance with section 2 below and in immediately available funds, the aggregate unpaid principal amount of all advances heretofore and hereafter made by the Lender to the Borrower pursuant to this Intercompany Promissory Note (this “Note”), as set forth on Exhibit A attached hereto. Interest shall accrue on the principal amount outstanding under this Note from the date hereof until it is paid in full at a rate equal to the lesser of (a) ten percent (10%) simple interest per annum (computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed), and (b) the maximum interest rate permitted under law.

2.                  Maturity; Payment of Loan. The Borrower shall pay to the Lender on August 31, 2026 (the “Maturity Date”) all of the outstanding advances, interest thereon and any other obligation owing to the Lender pursuant to this Note. All advances and payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to the account of the Lender located at such place as shall be designated in writing for such purpose.

3.                  Additional Advances. Until the Maturity Date, at the request of the Borrower, the Lender may (but shall not be required to) make advances to the Borrower pursuant to this Note. The aggregate principal amount outstanding under this Note (including all such advances) at any time shall not exceed $25,000,000.

4.                  Recording of Loans and Advances. All loans and advances made by the Lender to the Borrower evidenced by this Note, and all repayments or prepayments thereof, shall be evidenced by the Lender on Exhibit A attached hereto (and any continuation thereof). Notwithstanding the foregoing, the failure to show any loans, advances, repayments or prepayments or any error in showing such loans, advances, repayments or prepayments on Exhibit A attached hereto shall not affect the obligations of the Borrower hereunder.

5.                  Application of Payments. Any payment under this Note shall be applied (a) first, to pay any accrued and unpaid interest on this Note, and (b) second, to repay any principal amount outstanding under this Note.

6.                  Business Days. Whenever any payment on this Note shall be declared to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note. For the purposes of this Note, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of California.

7.                  Subordination. Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by the Borrower to the Lender shall be subordinate and junior in right of payment, to the extent and in the manner set forth in that certain Intercompany Subordination Agreement, dated as of October 5, 2018, made by the Borrower and the Lender in favor of U.S. Bank National Association, in its capacity as collateral agent under the Indenture (as defined therein), as amended or restated from time to time (the “Subordination Agreement”). Nothing contained in the Subordination Agreement is intended to or will impair, as between the Borrower and the Lender, the obligations of the Borrower, which are absolute and unconditional, to pay to the Lender the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of the Lender and other creditors of the Borrower other than the holders of Senior Debt (as defined in the Subordination Agreement).

8.                  Prepayment. Subject to the terms of the Subordination Agreement and the Indenture, the obligations of the Borrower arising under this Note may be prepaid in whole or in part at any time without penalty or premium.

9.                  Subordinated Intercompany Indebtedness. This Note evidences the Subordinated Intercompany Indebtedness (as defined in the Indenture) irrespective of the payee.

10.                 Presentment; Waivers; Counterclaims. The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

11.                 Amendment and Waiver. The provisions of this Note may be amended or waived only in a writing signed by the Borrower and the Lender.

12.                 Loss, Theft, Destruction or Mutilation of this Note. In the event of the loss, theft or destruction of this Promissory Note, upon the Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the Lender, or in the event of the mutilation of this Note, upon the Lender’s surrender to the Borrower of the mutilated Note, the Borrower shall execute and deliver to the Lender a new promissory note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

13.                 Time of the Essence. Time is of the essence with respect to each and every provision hereof.

14.                 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

15.                 Headings. The headings of the various sections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions of this Note.

16.                GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its duly authorized officers or authorized representatives, as of the day and year and at the place first written above.

SCILEX PHARMACEUTICALS INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer

[Signature Page to Intercompany Note]

Exhibit A

Transactions Under Intercompany Note

Date	Amount of Advance This Date	Amount of Principal Paid This Date	Amount of Interest Paid This Date	Outstanding Principal Balance from Borrower to Lender This Date	Notation Made By
10/2/18	Previously Advanced	N/A	N/A	$21,705,848